Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FRP Holdings, Inc.

Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333- 125099, 333-131475 and 333-216025) of FRP Holdings, Inc. of our report dated March 22, 2023, relating to the consolidated financial statements which appear in the Annual Report to Shareholders incorporated by reference herein.

Respectfully submitted,

Hancock Askew & Co., LLP

Jacksonville, Florida

March 22, 2023